UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): June 2, 2011

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 2, 2011, Cardium Therapeutics, Inc. (“Cardium”) held its Annual Meeting of Stockholders. At the meeting, 68.55% of the outstanding shares of our voting stock were represented in person or by proxy. The first proposal voted upon was the election of three Class II Directors, each to serve until the next annual meeting of stockholders held to elect Class II directors. The three persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Against	Broker Non-Votes
Tyler M. Dylan-Hyde	16,067,583	1,474,809	39,417,856
Andrew M. Leitch	16,034,130	1,508,262	39,417,856
Gerald J. Lewis	16,167,683	1,374,709	39,417,856

The second proposal voted upon was ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The proposal received the following votes and was approved:

For	53,596,540
Against	2,751,261
Abstain	612,447

ITEM 8.01 OTHER EVENTS.

On June 2, 2011, Cardium posted a presentation titled “Investor Presentation - Annual Stockholders Meeting” dated June 2, 2011 to its corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=77949&p=irol-presentations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: June 3, 2011	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer